                                                                   EXHIBIT 10.20


                                 HUNTING LEASE
                                                           849 AR MISC. #007-206
                                                            Camden/Hampton Units
                                                            ------
STATE OF ARKANSAS
COUNTY OF CALHOUN



  THIS AGREEMENT, made and entered into the 26 day of May, 1995, by and between IP TIMBERLANDS OPERATING COMPANY, LTD., a Texas limited partnership (herein called "Lessor"), and HI-TECH, INC., a corporation, (herein called "Lessee") having an address at P. O. BOX 3112, E. Camden, AR 71701 c/o Gene Hill (501) 798-4171.

                                  WITNESSETH:

  That for the term and in consideration of the rentals hereinafter set forth, and the covenants, conditions and obligations to be observed and performed by Lessee, the Lessor does hereby lease unto Lessee exclusive rights and privileges of protecting, hunting, shooting and taking legal game on the following described lands of Lessor in Calhoun County, Arkansas:

                                See EXHIBIT "A"



Together with full rights in Lessee to enter upon, over, across and out of said lands solely for purposes above-described and for none other whatsoever. This lease excludes the hunting and taking of the following game species: NO FIREARMS ALLOWED. See paragraph 16. It is understood that the hunting rights for any excluded species may be leased to a third party by Lessor.

(1) Lessee covenants and agrees to pay as rental to Lessor at its Office at International Paper, PO Box 249, Camden AR 71701 the sum of One-thousand-four-hundred-sixty & 00/100 ($1,460.00) Dollars per annum, in advance.

(2) This lease shall commence on the 1 day of June 1995 and, unless sooner terminated as hereinafter provided, shall expire on the 30 day of June 1997. The grant of any extension or renewal hereof, as well as its terms and conditions, shall be at the sole discretion of Lessor, through its office listed above, and, if granted, shall be reduced to writing and executed by the parties.

(3) Lessee recognizes, understands and acknowledges that Lessor has acquired and holds the aforesaid lands for the purpose of future development, planting, growing, protecting, maintaining, conserving and harvesting there from trees, timber, pulpwood and other forest products, and for other uses in connection with its operations, and Lessee agrees that all rights and privileges hereunder granted are, and shall be, at all times expressly subject to Lessor's basic and primary rights to prevent any fire, waste, nuisance, or unnecessary injury to said property or to the commercial values thereof, and to develop, use, enjoy and protect said lands without limitation. Therefore, Lessee's exercise of any of its rights under this agreement shall in nowise impede or hinder Lessor in the full enjoyment of said lands as above described, and if, in the course of Lessor's land management operations, it becomes necessary, expedient or advisable for Lessor to prohibit, curtail or suspend all hunting on the above-described leased premises, Lessor shall have the right to do so immediately upon written notice thereof to Lessee, or Lessor may cancel this lease as provided in paragraph 6 hereof.

(3)  Lessee further expressly covenants and agrees:

(a) In the event Lessor shall so require in writing, Lessee agrees to obtain and keep an up-to-date Charter of Incorporation, as a non-profit conservation organization, from the State in which the leased property is situated.

(b) To furnish Lessor with a copy of Lessee's Charter and By-Laws and to also provide, either annually or on or before the anniversary date hereof, a list of the names and addresses of Lessee's membership and of every guest or licensee to whom the privileges of hunting on said lands have been granted by Lessee in the form of Exhibit B as provided in paragraph 18. While Lessee, insofar as its Charter, By-Laws, rules and regulations permit, shall have the right and privilege of permitting persons other than its members to use the land for hunting, any privileges so extended to other persons by Lessee shall be strictly subject to all limitations and conditions of this lease.

(c) Lessee, its members and guests, shall not engage in any commercial hunting, fishing or recreational pursuits, on the leased premises, nor permit any other persons to do so, and Lessee shall not sell or sub-lease the hunting and fishing rights on said premises, nor make any charge, on a commercial basis, to members or guests for the privilege of hunting, fishing, or recreation on the premises. Lessee may, however, require persons to pay a prescribed fee for the privilege of membership and may require its members to pay regularly prescribed membership dues, and charge its members for supplies and facilities furnished and services rendered to them or their guests.

(d) To use every precaution to protect the aforesaid land, soil, timber, trees and forest products from fire or other damages, and to the end, Lessee will assist and exercise every reasonable and careful effort to extinguish any fire that may occur on said lands. In the event that any fire shall be willfully or negligently started or allowed to escape on said lands by Lessee or by its guests or licensees, Lessor shall have the right immediately to cancel this lease and any unearned rentals theretofore paid shall be forfeited to Lessor. In addition, Lessor shall be entitled to recover from Lessee any damages which Lessor sustains as the result of such fire.

(e) To assume responsibility, and to pay for any trees, timber or other forest products that may be cut, used, damaged and/or removed from said lands by Lessee, its guests or Licensees.

(f) To comply, and to require compliance by each and all of its members and all persons to whom hunting privileges shall be extended hereunder, with all laws, rules and regulations now existing or hereinafter enacted by any county, state or federal authority or Lessor with respect to its activities hereunder. Bag limits and the length of the hunting season shall strictly conform to the game laws of the particular county or counties in which said lands are located, unless otherwise defined by Lessor to satisfy the objectives of a published wildlife management plan. Lessee agrees to use every reasonable effort to prevent all persons from violating such laws or regulations while on the premises leased herein.

(g) To exercise all reasonable precautions in and about the leased premises with respect to the safety of its membership and to the safety of others using said privileges under Lessee's authority; and to strictly comply with all hunting and firearm safety rules and regulations, whether established by the State in which the leased property is situated or by Lessor.

(h) In the event Lessor shall so require in writing, Lessee further agrees to secure and maintain public liability insurance in connection with the use of the leased premises in such amounts and with such insurance companies as shall be agreeable in Lessor; said policy of insurance shall name Lessor as an insured party and shall provide for the indemnification of Lessor as provided for in paragraphs 21 and 24 hereof.

(i) Not to construct or install upon said lands any crops, plantings, food plots, roads, bridges, gates, fences, camps, buildings, lodges, shelters, docks, piers, landings or other structures, permanent or temporary, without
                                                                         -------
     having first obtained in writing the consent of Lessor thereto.  In the
     --------------------------------------------------------------
     event at any time that such consent is granted by Lessor, Lessee further covenants to carry out all such construction or installation at its own cost and expense and in strict compliance with any specifications, requirements or limitations that may be imposed with respect thereto by Lessor, and shall further keep and maintain the same in a condition of repair, cleanliness and safety agreeable to Lessor or its duly authorized agents. Stands used for hunting shall not be nailed to trees nor fastened
              -----------------------------------------------------------------
     with any metal device that penetrates the bark.  Any buildings or equipment
     ----------------------------------------------
     installed, constructed or maintained by the Lessee shall be subject to inspection by Lessor at any time. Lessee further agrees to pay all state and county and valorem taxes, in addition to fee or permits that will be imposed by the Lessor, which may result from any structure placed on leased lands.

(j) Not to hinder, impede or deny access to the public to any developed public lake, fishing or picnic areas that may be located on the leased premises, or to any public streams that may traverse the same, provided that no roads or access ways to such lakes, streams, fishing and/or picnic areas shall be used by any persons other than those designated by Lessor. Lessee covenants and agrees to fully cooperate with Lessor's representatives in the enforcement of such limitations.

(k) Not to erect or display any signs or notices that the leased premises are posted for hunting without first obtaining the written permission of the Lessor. Any signs or notices so approved will clearly bear the name of the Lessee. Only aluminum nails or 1/2" staples (staple gun type) may be used in securing necessary signs. Signs, if approved, should be attached to posts or trees of poor quality and form.

(l) That during the term of this lease, Lessee shall make every reasonable effort to prevent persons other than its membership, guests and licensees from engaging in hunting activities on any part of the leased premises.

(m) That Lessee, its membership, guests and licensees, will respect the rights of adjoining landowners and will conduct all activities in and about the leased premises in a courteous manner, with due regard for the rights, safety and well-being of all persons on or adjacent to Lessor's lands. Lessee further agrees to be solely responsible for, and to promptly resolve, any problems with adjoining landowners that may arise from Lessee's activities or use of the leased premises and to indemnify and hold Lessor harmless as provided for in paragraphs 21 and 24 hereof.

(5) It is the intention of the parties that Lessor reserve the right, power and authority to exclude from its property any person, whether Lessee's member, guest or licensee, for conduct which, in Lessor's opinion, is violative of the prohibitions contained in this lease or specifically in this paragraph. Therefore, Lessor is hereby granted the right to require the resignation from Lessee's organization of any member, or to require the exclusion of any other guest or licensee, who, because of their drunkenness, carelessness with firearms, violation of game laws, trespassing on adjoining landowners, or because of their activities which hinder timber, wildlife or the mineral operations of Lessor or its grantees, or because of their activities which cause embarrassment to Lessor, have conducted themselves in a manner detrimental to Lessor's interest. Failure of Lessee to expel any such member or to exclude any other guest or licensee after being requested to do so by Lessor may result in the termination of its lease by Lessor without refund as provided for in paragraph 6 hereof.

(6) Except as otherwise provided, Lessor and Lessee each reserve the right to cancel this agreement, for any reason, after first giving the other party 30 days prior written notice thereof. In the event of cancellation by Lessor without cause, Lessor covenants and binds itself to refund unto Lessee any unearned rentals that might have been theretofore paid. In the event of cancellation by Lessee, or in the event of cancellation by Lessor for cause, all rentals theretofore paid and unearned shall be forfeited to Lessor, not as a penalty, but as liquidated damages for breach of this agreement, and shall not be refunded to Lessee.

(7) Lessee agrees to maintain all activities on the leased premises in a clean and litter-free manner. Dumping or littering by Lessee is expressly prohibited.

(8) Upon expiration of the term of this agreement (or of any extension or renewal thereof), or upon cancellation hereof by either party as herein-before provided, Lessee shall have the privilege for a period of sixty (60) days thereafter to take and remove from the aforesaid property any and all buildings, structures, equipment or other personal property owned by Lessee; provided that if Lessee shall fail or refuse to remove the same within the period aforesaid, title thereto shall ipso facto vest in Lessor.

(9) Lessor reserves the right to sell or exchange the land comprising the leased premises herein without making such a sale or exchange subject to the continuation of this lease. It is understood that, if Lessor so chooses, this lease will automatically terminate upon such a sale or transfer; provided, however, that Lessor will refund a pro-rata amount of rentals paid for the period of the lease subject to cancellation, and that Lessor shall allow Lessee sixty (60) days from the date of cancellation for removal of Lessee's improvements or equipment from the property.

(10) The rights and privileges granted herein shall not be assigned, transferred or sublet by Lessee except with the express written consent of Lessor. Any attempts by Lessee to assign, transfer or sublet the privileges granted by this lease, without the written consent of Lessor as provided herein, shall be void ab initio and shall result in cancellation of this lease.

(11) The trapping of any bird, wildfowl, fur bearer or any animal by Lessee or its membership, guests or licensees, is specifically and expressly prohibited without first obtaining the written approval of the Lessor. Trapping, if permitted, will be allowed only under a separate written agreement between the parties.

(12) No agreement, plan or program concerning the regulation of animal populations or the management of water, land or other natural resources on the leased premises shall be made by Lessee, its guests or licensees with any local, state, federal or private agency, without first obtaining the written approval of Lessor.

(13) The pursuit and hunting of any animal by use of dogs, snares, baits, recordings or other means and devices during any time of the year, other than that prescribed by State law, is expressly prohibited unless prior written permission is given by Lessor.

(14) That Lessee will assist Lessor in preventing any unauthorized domestic or feral livestock from grazing upon the leased premises.

(15) It is understood and agreed that Lessee will cooperate with Lessor and any university in conducting research on any animal or plant species of a biological or practical nature, which activity shall be independent of and excluded from the hunting rights herein granted to Lessee.

(16) In the event Lessor requires in writing, Lessee agrees to participate in deer and other game management programs, including but not limited to antlerless seasons, weighing and measuring animals taken, and other annual activities that may be proposed by the Lessor. Lessee further agrees and accepts the following conditions:

1.  Recreation privileges are allowed for no more than six people per year in
    -------------------------------------------------------------------------
    accordance with all rules for Four Lakes Reserve.
    ------------------------------------------------

2.  Lessee will maintain gates where marked on map with "X" at its' expense.
    -----------------------------------------------------------------------

3.  During the day, Lessee may leave the gate open on the south end of Evans
    ------------------------------------------------------------------------
    Road at Hwy 274; it must be locked at night. Other gates used by Lessee must
    ----------------------------------------------------------------------------
    be kept locked at all times.
    ---------------------------

4.  A (1%) $14.60 penalty will be added if not paid by June 30, and Lessor may
    --------------------------------------------------------------------------
    drop lease and lease to another group if not paid by July 30.
    ------------------------------------------------------------

(17) Lessee, through its officers and directors, agrees to inform its general membership, as well as its guests and licensees, of their obligations and responsibilities under this lease, and, in particular, agrees to have all provisions of the lease read aloud to the membership at its first meeting following execution of this lease.

(18) The President of the Lessee shall be responsible for all operations of the Lessee, and is hereby deemed the agent of the Lessee for all purposes of said lease, including but not limited to the receipt of all notices or other documents required from time to time, and as agent is authorized to act on behalf of the Lessee and in its name insofar as its relationship with the Lessor is concerned. Officers of the Lessee, including but not limited to the President, should be elected and the names of all officers and members will be listed on Exhibit B (attached) and submitted to the Lessor when applying for any renewal. Any subsequent changes in officers should be submitted to the Lessor at the time such changes are made.

(19) In the event Lessor shall require in writing, Lessee shall maintain a permanent record of the uses made of the lands under this lease by its members, guests and licensees, and shall provide a written annual report, on forms provided by Lessor, listing the times, parties and activities carried out on the lands hereunder during the prior year.

(20) The parties hereto agree that there are no oral or other conditions, promises, covenants, representations, or inducements in addition to or at variance with any of the terms hereof and that this agreement represents the voluntary and clear understanding of both parties fully and completely.

(21) Lessee agrees to indemnify and save harmless Lessor, its agents and employees from and against all claims, demands, payments, suits, actions, recoveries and judgments of whatsoever nature, kind and description, brought, recovered or exacted against Lessor for, or on account of, any injury (including death resulting therefrom) or damage received or sustained by any person or persons by reason of any act or omission of Lessee, its members, agents, guests and licensees, resulting from, incidental to, or arising out of the operations of Lessee hereunder, whether such is alleged to have been caused in whole or in part by the negligence of Lessor, its agents and employees. Lessee further agrees to defend all such actions at its own expense, to pay all charge of attorneys' fees and court costs and all other expenses of any kind and character and, in the event that judgment is rendered against Lessor in any such action, to satisfy the same.

(22) Lessee assumes responsibility for the condition of the premises, and Lessor shall not be liable or responsible for any damages or injuries caused by any vices or defects therein to the Lessee, its members, guests and licensees, or to any other persons in or on said premises who derives his right to be thereon from the Lessee.

(23) This lease is made and accepted (i) without any representations or warranties of any kind on the part of Lessor as to the title or suitability to the purposes for which the same is granted; and (ii) expressly subject to any and all existing easements, mortgages, reservations, liens, rights-of-way, contracts, leases (whether grazing, farming, oil, gas or minerals) or other encumbrances or servitudes now of record or on the ground affecting the lands herein described, or to any such agreements that may hereafter be granted from time to time to others by Lessor.

(24) It is further stipulated and agreed that (i) wherever herein the word "Lessee" is used, it is intended, and shall be deemed, to include and shall be binding upon, Lessee, its successors and assigns, and Lessee's membership, servants, employees, invitees, Licensees, guests, agents and contractors; and (ii) wherever herein the word "Lessor" is used, it is intended and shall be deemed, to include and shall be binding upon, Lessor's successors and assigns; save and except only in either case those instances wherein the text clearly indicates a contrary intention.

          IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate originals by their duly authorized officers of the day and year first hereinabove set out.

                                        IP TIMBERLANDS OPERATING CO., LTD.


    WITNESSES:     I.P.                 BY:    /s/     Acting Manager
                                           ----------------------------------
                                             Its Manager, RICHARD F. TAYLOR
    /s/ Donna Burchfield
    ---------------------------------

    /S/
    -----------------


    WITNESSES:    LESSEE                LESSEE:   HI-TECH, INC.


                                        BY:   /s/ Gene Hill
                                           ----------------------------------
    /s/ Andy Moll                             Its President
    -----------------

    /s/ Sharon Lemons                         P. O. Box 3112
    -----------------                      ----------------------------------
                                              Address

                                              E. Camden, AR 71701
                                           ----------------------------------

                                              (501)798-4171
                                           ----------------------------------
                                              Telephone

                                  EXHIBIT "A"

                                  HITECH, INC.
                                    #007-206
                            CAMDEN and HAMPTON UNITS

SECTION                      TOWNSHIP              RANGE                         DESCRIPTION
-------------------------------------------------------------------------------------------------------------
CAMDEN UNIT
-----------
1                      13S                   15W                W  3/4 South of old road, East of Cotton
                                                                Belt Tram, And west of Evans Road, Except
                                                                railroads and 8-AT area Sold to Highland
                                                                Resources;

12                     13S                   15W                W  3/4             N  1/4
                                                                North of Highway 274, East of Cotton Belt
                                                                Tram West of Evans Road, Except Railroads
                                                                and area Sold to Highlands Resources.


-------------------------------------------------------------------------------------------------------------
                                             CAMDEN UNITS ACRES   231


HAMPTON UNIT
------------
1                      13S                   15W                SE     1/4         NE   1/4
                                                                South and East of Evans Road and West of
                                                                Canal;
                                                                NE    1/4         SE   1/4
                                                                East of Evans Road, West of Canal and North
                                                                of Woods road;
                                                                E       1/2         SE    1/4
                                                                South of woods road, East of Evans Road, and
                                                                west of railroad.

12                     13S                   15W                NE    3/4         NE    1/4
                                                                North of Highway 274 East of Evans Road
                                                                Except Railroad

6                      13S                   14W                NW    1/4        SW    1/4
                                                                South of woods road and West of railroad;
                                                                SW     1/4        SW    1/4
                                                                South of railroad and West of paved road.

                                                                NW    1/4        NW    1/4
                                                                North of Highway 274, West of paved road
7                      13S                   14W                South and east of railroad.
-------------------------------------------------------------------------------------------------------------
                                                        HAMPTON UNIT ACRES  61


                         TOTAL ACRES 292, more or less
                         -----------------------------